                Exhibit 99.1
VIA RENEWABLES ANNOUNCES A REDEMPTION OF 258,565 SHARES OF ITS 8.75% SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
HOUSTON, TX / ACCESS Newswire / November 18, 2025 / Via Renewables, Inc. (“Via Renewables” or the “Company”) (NASDAQ:VIASP), an independent retail energy services company, announced today that it will redeem 258,565 shares of its 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock” or the “shares”), at a redemption price equal to $25.00 per share in cash, plus $0.46714 per share of accumulated and unpaid dividends thereon (the “Redemption Price”) to, but not including, the redemption date of December 18, 2025 (the “Redemption”).

All shares of Series A Preferred Stock are issued in book-entry form only through the facilities of The Depository Trust Company (“DTC”). Accordingly, the redemption of the Series A Preferred Stock, including payment of the redemption price, will be completed according to DTC’s procedures. A Notice of Partial Redemption will be given today to the holders of Series A Preferred Stock. Payment to DTC for the Series A Preferred Stock so redeemed will be made by Equiniti Trust Company (“Equiniti”), as transfer agent. Additional information related to the Redemption procedures, including copies of the Notice of Partial Redemption, may be obtained from Equiniti by calling 718-921-8317.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The forward-looking statements include statements regarding the impacts of Winter Storm Uri, cash flow generation and liquidity, business strategy, prospects for growth and acquisitions, outcomes of legal proceedings, the timing, availability, ability to pay and amount of cash dividends on our Series A Preferred Stock, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives, beliefs of management, availability and terms of capital, competition, government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this press release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:
•the ultimate impact of the Winter Storm Uri, including future benefits or costs related to ERCOT market securitization efforts, and any action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas;
• changes in commodity prices, the margins we achieve, and interest rates;
• the sufficiency of risk management and hedging policies and practices;
•the impact of extreme and unpredictable weather conditions, including hurricanes, heat waves and other natural disasters;

                Exhibit 99.1
•federal, state and local regulations, including the industry’s ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•our ability to borrow funds and access credit markets;
•restrictions and covenants in our debt agreements and collateral requirements;
•credit risk with respect to suppliers and customers;
•our ability to acquire customers and actual attrition rates;
•changes in costs to acquire customers;
•accuracy of billing systems;
•our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•risks related to our recently completed Merger (as defined below) including the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the Merger or otherwise, the impact of the Merger on our operations and the amount of the costs, fees, expenses and charges related to Merger;
•competition; and
•the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, and other public filings and press releases.
You should review the risk factors and other factors noted throughout this press release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this press release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
ABOUT VIA RENEWABLES, INC.
Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity under our well-established and well-regarded brands, including Spark Energy, Major Energy, Provider Power, and Verde Energy. Headquartered in Houston, Texas, Via Renewables currently operates in 21 states and DC and serves 106 utility territories. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at ViaRenewables.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Contact: Via Renewables, Inc.
Investors:

                Exhibit 99.1
Jenny Gao, 832-200-3727

Media:
Kira Jordan, 832-255-7302